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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                      ------------------------------------

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       (Date of Report): Date of earliest event reported: June 19, 2000


                             KEY ENERGY SERVICES, INC.
             (Exact name of registrant as specified in its charter)


        MARYLAND                     1-8038                     04-2648081
(STATE OF INCORPORATION)     (COMMISSION FILE NUMBER)         (IRS EMPLOYER
                                                            IDENTIFICATION NO.)


                        TWO TOWER CENTER, TWENTIETH FLOOR
                         EAST BRUNSWICK, NEW JERSEY 08816
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  908/247-4822
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                (NOT APPLICABLE)
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


ITEM 5.   OTHER EVENTS

    The Registrant announced the undertaking of certain strategic projects and the commencement of an underwritten offering of approximately 10 million shares of its common stock. The strategic projects include (i) refurbishing gas workover/completion rigs and related equipment, (ii) expanding the number and capacity of the Registrant's drilling and well service rig refurbishment facilities, (iii) opening additional employee training and safety centers, and (iv) reallocating existing equipment to areas with higher demand and pricing levels. See press release attached hereto as Exhibit 99.1.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)      Financial Statements of Businesses Acquired.

                           None.

          (b)      Pro Forma Financial Information.

                           None.

          (c)      Exhibits.

                     99.1     -   Press Release dated June 19, 2000.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 19, 2000                      KEY ENERGY SERVICES, INC.



                                            By: /s/ Francis D. John
                                                ----------------------------
                                                Francis D. John, President